UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2010

Oilsands Quest Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800, 326 — 11th Avenue SW Calgary, Alberta, Canada	T2R 0C5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders

The shareholders of Oilsands Quest Inc. (the “Company”) voted on the two proposals listed below at the Company’s Annual Meeting of Shareholders held on October 7, 2010.  The final voting results for each proposal are set forth below.  The proposals are described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on August 27, 2010.

Proposal 1 — Election of Directors

The Company’s shareholders elected Brian F. MacNeill, Paul Ching and Ronald Phillips to serve on the Company’s Board of Directors as Class C directors for three-year terms, which will expire at the Company’s 2013 Annual Meeting of Shareholders.

Director	Votes For	Votes Withheld	Broker Non-Votes
Brian F. MacNeill	79,255,228	2,092,780	110,512,095
Paul Ching	79,451,606	1,896,402	110,512,095
Ronald Phillips	75,530,082	5,817,926	110,512,095

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
168,274,319	21,912,784	1,637,000	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc. (Registrant)

Date: October 13, 2010	By:	/s/ Garth Wong
Name: Garth Wong
Title: Chief Financial Officer